CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions
"Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our report on dated February 27, 1998 in this Registration Statement ( Form N-1A No. 33-27896) of FFTW
Funds, Inc.

/s/ Ernst & Young LLP
Ernst & Young LLP

New York, NY
September 26, 1998